EXHIBIT 23

Consent of Independent Accountants


We consent to the incorporation by reference in the registration statements of Stanley Furniture Company, Inc. on Form S-8 (File Nos. 33-58396, 33-67218, 33-58797 and 33-56721) of our report dated January 22, 1999, on our audits of the financial statements and financial statement schedule of Stanley Furniture Company, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.






                                                     PricewaterhouseCoopers LLP



Richmond, Virginia
February 5, 1999